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                                                                   EXHIBIT 22


CORE INDUSTRIES INC AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT



            NAME OF SUBSIDIARY                          STATE OF INCORPORATION
  ----------------------------------------------------  ----------------------

            Anilam Electronics Corporation*             Florida
            The Robert Carter Corporation               Indiana
            CII Tustin, Inc.*                           California
               Dynamic Electronics Manufacturing Inc.*  California
            Feterl Mfg. Co.                             South Dakota
            FlexStar, Inc.*                             California
            GSE, Inc.                                   Michigan
            Hilton Industries, Inc.*                    Florida
            Hendrix Steel & Fabricating, Inc.           Texas
            Mueller Asia Pte. Ltd.                      Singapore
            Mueller U.K. Ltd.                           United Kingdom
            Davis Filters Ltd.                          United Kingdom
            Oil & Gas Specialties Co.                   Texas
            Pasar, Inc.                                 Colorado
            Poly-Craft, Inc.                            Ohio
            Sunflower Manufacturing Co., Inc.           Kansas
            CMB Industries, Inc.                        California


  *Discontinued operation